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                   Acquisition of Spectrum Telecommunications
         Launches Terremark's Emerging Market Strategy in Latin America

Terremark Worldwide, Inc. (AMEX:TWW), announced today the signing of a binding contract to acquire Spectrum Telecommunications Corp., a privately held, Miami-based telecommunications company operating in four Latin American countries. The acquisition of Spectrum is Terremark's first step in the implementation of its emerging market strategy in Latin America. Using Spectrum's existing operations and network of personnel, in-country partners, equipment and customers in Latin America, Terremark intends to build a next generation telco to provide telecommunications services and infrastructure throughout Latin America.

Today, Spectrum is a two-year-old provider of telecommunications services with operations in Argentina, Brazil, Chile and Peru. Spectrum's existing business, and its plan for expansion throughout South America, closely follow Terremark's emerging market strategy for Latin America and Asia. Specifically, Terremark plans to become a next generation provider of telecommunications services and facilities in these markets by building a sales force and, in turn, a customer base, starting with the larger sub-markets and then moving into the second and third tier sub-markets on each of these two continents. In Latin America, using Spectrum's existing operations and building on its established in-country partnerships, Terremark plans to provide Voice over Internet Protocol ("VoIP") and other value-added services to corporate and business customers, internet service providers and other carriers.

Leveraging off of the existing Spectrum in-country sales forces and customer bases, Terremark plans to simultaneously expand Spectrum's network infrastructure and operations in the region to create its own Internet Protocol ("IP") network over which it plans to provide VoIP and other value-added services to a growing customer base at both the retail and wholesale levels. The emerging market strategy also includes the development of telecommunications facilities (i.e., as Terremark is currently doing domestically through its T-Rex subsidiary), more commonly known as data centers in Latin America and Asia, which would serve Terremark's own IP network and be available to other telcos, Internet providers, hosting companies and the like in need of co-location space in Latin America. The result will be a vertically integrated telecommunications company with operations from the retail level, down to wholesale, including having its own sales force, and owning it own equipment, infrastructure, licenses, facilities and data centers. Spectrum's existing sales force, customer base, in-country subsidiaries, relationships and networks will serve as the starting point for the implementation of Terremark's emerging market strategy in Latin America.

"We founded Spectrum less than two years ago to take advantage of what we are convinced is one of the most powerful telecommunications opportunities in the world today: Latin America," said Guillermo Amore, CEO of Spectrum. "South and Central America, Mexico and the Caribbean represent an enormous opportunity, one where penetration is minimal, demand is set to sky rocket and supply is already lagging behind. With deregulation occurring in nearly every significant Latin American country over the next 24 months, we expect the region to become the fastest growing telecommunications opportunity in the world, rivaled only by the potential in Asia. By getting into this market early and starting with larger







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countries first, we believe Spectrum has positioned itself very well. Now, by joining with Terremark Worldwide, we are able to merge the resources and relationships of both companies to allow for a much faster roll out of our business plan," continued Amore, who has dedicated his life to the telecommunications industry. For more than 30 years, Amore was a senior executive with GTE Corporation, where his last position was Senior Vice President in charge of GTE's International Telephone Operations. For the last two years, Amore has devoted himself to leading the Spectrum team in building a new generation telecommunications company for Latin America. Mr. Amore will continue as Spectrum's CEO and work closely with Terremark's Communications Group to implement Terremark's emerging market strategy throughout Latin America. "I am truly excited to join the Terremark team and work with Manny and the rest of TWW to implement the balance of our Latin American strategy," said Amore, when asked about the transaction.

"Latin America is a logical target for Terremark's emerging market strategy. In addition to the opportunities available in the region generally, Terremark has been building business and political relationships in Latin America for twenty years and has its own extensive network of investors, partners, and contacts throughout the continent. It has literally been Terremark's backyard. Now, Spectrum will be Terremark's first step and a key component to our emerging market telecommunications strategy in Latin America," said Manuel D. Medina, Chairman and CEO of Terremark Worldwide, Inc. "We are very pleased with our deal to acquire Spectrum and particularly excited to bring Guillermo Amore to the Terremark team."

The contract signed today between Terremark and all of Spectrum's shareholders provides for Terremark to immediately acquire 80% of Spectrum's shares in exchange for an undisclosed number of newly issued Terremark Worldwide common stock, with the current shareholders, including Amore, retaining 20%. It is anticipated that the contract will close on or before August 31, 2000.

Terremark Worldwide, Inc. (AMEX:TWW) is a publicly held, international company with subsidiaries and ventures providing network and value added telecommunications services; data, Internet and telecommunications switching and computer housing facilities; and a full range of real estate services (including development, construction, leasing, mortgage brokerage, property management and hotel management) for telecom facilities and more traditional commercial and high rise residential real estate. Terremark is headquartered at 2601 S. Bayshore Drive, 9th Floor, Miami, Florida (305) 856-3200, and has offices in several other locations, including New York and Washington, D.C. More information can be found on Terremark Worldwide, Inc at http://www.terremark.com.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, without limitation, relationships with the Company's partners, political instability in countries in which the Company does business, the Company's ability to obtain proper funding for its business plan, decline in demand for the Company's services or products, the effect of general economic conditions generally, factors affecting real estate development or telecommunications and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings.



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